UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 21, 2004


                                 NCT Group, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                      0-18267                  59-2501025
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


20 Ketchum Street, Westport, CT                                      06880
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number including area code:              (203) 226-4447
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02.    Unregistered Sales of Equity Securities.

     On October 21, 2004, NCT Group, Inc. ("NCT") issued Carole Salkind an 8% convertible note in the principal amount of $479,392.54 to cure NCT's default under a demand note dated June 16, 2004. On October 19, 2004, Ms. Salkind made a demand for payment of the note. The principal amount of the October 21, 2004 note represents the principal rolled over ($425,000), default penalty (10% of the principal in default) and accrued interest. The note is due April 21, 2005 and may be converted into 25,231,186 shares of NCT common stock at a conversion price per share of $0.019 and exchanged for shares of common stock of any subsidiary of NCT (except Pro Tech Communications, Inc.) that makes a public offering of its common stock (at the public offering price). In conjunction with this note issuance, NCT issued Ms. Salkind a five-year warrant to acquire 8,000,000 shares of NCT common stock at an exercise price per share of $0.019. The issuance of these securities was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption set forth in Section 4(2) of the Securities Act relating to transactions by an issuer not involving a public offering.

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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NCT GROUP, INC.


                                                  By:  /s/ Cy E. Hammond
                                                       -------------------------
                                                       Cy E. Hammond
                                                       Senior Vice President and
                                                       Chief Financial Officer


Date:  October 27, 2004


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